Exhibit 10.2

Retention Bonus Letter

May 12, 2023

Michael Karavitis

(Address on file with the Company)

Dear Michael,

We are happy to inform you that as a valued member of Cutera, Inc. (“Cutera” or the “Company”), the Company has approved your eligibility to receive a bonus (the “Retention Bonus”) in the amount of $225,000 (two-hundred and twenty two thousand dollars) if you remain an employee of Cutera through each milestone date, are in good standing, not on a performance improvement plan or other disciplinary action. (the “Retention Milestone Date”). The Retention Bonus, to the extent earned, will be paid, less applicable withholdings, within ten (10) business days following each Retention Date.

As such, we are offering you a special cash retention bonuses paid on the following milestone dates:

1)	July 3, 2023, the company will pay you a one-time retention bonus of $56,250.

2)	October 3, 2023, the company will pay you a one-time retention bonus of $45,000.

3)	January 2, 2024, the company will pay you a one-time retention bonus of $56,250.

4)	April 2, 2024, the company will pay you a one-time retention bonus of $67,500.

We are confident that Cutera’s future is very bright and will be delivered through the combination of talented employees and our rich and differentiated R&D pipeline. The Management Team, as supported by our Board of Directors, believes that we are most efficient and focused on the right things when our organization is fully aligned.

By signing below, you accept the eligibility to receive the Retention Bonus as described in this letter. You also acknowledge and agree that you have had the opportunity to consult with your personal advisors regarding any tax or other consequences of your opportunity to receive the Retention Bonus.

Please note that nothing in this letter will change your status as an at-will employee of the Company. Only an agreement in writing signed by you and the Company can change your status as an at-will employee of the Company.

The terms and conditions of this letter reflect the entire agreement and understanding between you and the Company as to the subject matter herein and supersede all prior or contemporaneous agreements whether written or oral.

We ask that you please sign and date this letter where indicated below and return an executed copy to Roycie Eppler, CHRO.

Sincerely,

Cutera, Inc.

By:	/s/ Sheila Hopkins
Sheila Hopkins
Interim CEO

Agreed to and accepted:

Michael Karavitis

Signature:	/s/ Michael Karavitis

Date :	May 12, 2023